EXHIBIT 99.1

3D Systems Reports First Quarter 2016 Financial Results

  Revenue of $152.6 million and gross profit margin of 50.8%
  Generated $18.1 million of cash from operations
  CEO Joshi focused on developing strategic plan

ROCK HILL, S.C., May 05, 2016 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the first quarter ended March 31, 2016.

For the first quarter of 2016, the company reported revenue of $152.6 million, a decrease of 5% from the prior year period. Excluding the contribution of consumer products and services that the company no longer sells, revenue decreased 2% year-over-year. The company reported a GAAP loss of $0.16 per share and non-GAAP earnings of $0.05 per share.

Gross profit margin for the first quarter of 2016 was 50.8%, an improvement of 170 basis points compared to the first quarter of 2015, driven primarily by the company’s shift away from consumer products.

For the first quarter of 2016, total operating expenses for the quarter decreased $2.2 million from the first quarter of 2015 to $94.3 million, including flat SG&A expenses of $74.0 million and a 9% decrease in R&D expenses to $20.3 million.

The company reported a first quarter GAAP net loss of $17.8 million, or a $0.16 loss per share. The company reported non-GAAP income of $5.2 million, or $0.05 earnings per share.

The company generated $18.1 million of cash from operations during the quarter and had $169.8 million of cash on hand at the end of March.

“I’ve spent the past month listening to and learning from customers, partners and employees,” commented Vyomesh Joshi (VJ), Chief Executive Officer, 3D Systems. “I will be focusing on improving quality, reliability and supply chain. The next phase for us is to develop a strategy to drive profitable growth with operational excellence and an appropriate cost structure.”

“I am excited to lead this company and believe we have a tremendous market opportunity,” concluded Joshi.

Q1 2016 Conference Call and Webcast
The company expects to file its first quarter 2016 Form 10-Q with the Securities and Exchange Commission on May 5, 2016. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Thursday, May 5, 2016, at 8:30 a.m. Eastern Time.

Date: Thursday, May 5, 2016
Time: 8:30 a.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
   Within the U.S.:  1-877-407-8291
   Outside the U.S.:  1-201-689-8345

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon managements beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press release
To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) Quarter Ended March 31, 2016 and 2015

	Quarter Ended March 31,
(in thousands, except per share amounts)	2016	2015
Revenue:
Products	$90,964	$99,822
Services	61,591	60,900
Total revenue	152,555	160,722
Cost of sales:
Products	44,161	50,476
Services	30,881	31,262
Total cost of sales	75,042	81,738
Gross profit	77,513	78,984
Operating expenses:
Selling, general and administrative	73,967	74,292
Research and development	20,305	22,216
Total operating expenses	94,272	96,508
Loss from operations	(16,759)	(17,524)
Interest and other (income) expense, net	(126)	2,567
Loss before income taxes	(16,633)	(20,091)
Provision (benefit) for income taxes	1,179	(6,943)
Net loss	(17,812)	(13,148)
Less: net income (loss) attributable to noncontrolling interests	(24)	33
Net loss attributable to 3D Systems Corporation	$(17,788)	$(13,181)
Net loss per share available to 3D Systems Corporation common stockholders — basic and diluted	$(0.16)	$(0.12)

Other comprehensive income (loss):
Pension adjustments, net of taxes	$(31)	$265
Foreign currency gain (loss)	7,939	(20,957)
Total other comprehensive income (loss)	7,908	(20,692)
Less foreign currency translation gain (loss) attributable to noncontrolling interests	89	(125)
Other comprehensive income (loss) attributable to 3D Systems Corporation	7,819	(20,567)

Comprehensive loss	(9,904)	(33,840)
Less comprehensive income (loss) attributable to noncontrolling interests	65	(92)
Comprehensive loss attributable to 3D Systems Corporation	$(9,969)	$(33,748)

3D Systems Corporation Unaudited Condensed Consolidated Balance Sheets March 31, 2016 and December 31, 2015

	March 31,	December 31,
(in thousands, except par value)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$169,774	$155,643
Accounts receivable, net of reserves — $15,126 (2016) and $14,139 (2015)	134,793	157,406
Inventories, net of reserves — $28,768 (2016) and $28,225 (2015)	113,953	105,877
Prepaid expenses and other current assets	13,995	13,541
Total current assets	432,515	432,467
Property and equipment, net	92,300	85,995
Intangible assets, net	151,366	157,466
Goodwill	191,641	187,875
Long term deferred income tax asset	3,299	3,216
Other assets, net	25,593	26,256
Total assets	$896,714	$893,275
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$555	$529
Accounts payable	41,229	46,869
Accrued and other liabilities	52,179	54,699
Customer deposits	7,313	8,229
Deferred revenue	46,709	35,145
Total current liabilities	147,985	145,471
Long term portion of capitalized lease obligations	8,090	8,187
Long term deferred income tax liability	16,851	17,944
Other liabilities	59,317	58,155
Total liabilities	232,243	229,757
Redeemable noncontrolling interests	8,872	8,872

Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 113,140 (2016) and 113,115 (2015)	113	113
Additional paid-in capital	1,291,405	1,279,738
Treasury stock, at cost — 1,159 shares (2016) and 892 shares (2015)	(1,836)	(1,026)
Accumulated deficit	(601,156)	(583,368)
Accumulated other comprehensive loss	(31,729)	(39,548)
Total 3D Systems Corporation stockholders' equity	656,797	655,909
Noncontrolling interests	(1,198)	(1,263)
Total stockholders’ equity	655,599	654,646
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$896,714	$893,275

3D Systems Corporation Unaudited Condensed Consolidated Statements of Cash Flows Quarter Ended March 31, 2016 and 2015

	Quarter Ended March 31,
(in thousands)	2016	2015
Cash flows from operating activities:
Net loss	$(17,812)	$(13,148)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Benefit of deferred income taxes	(1,092)	(10,254)
Depreciation and amortization	15,089	19,470
Impairment of investments	899	-
Provision for bad debts	2,388	2,881
Provision for inventory obsolescence and revaluation	543	756
Stock-based compensation	11,667	10,329
Loss on the disposition of property and equipment	162	253
Changes in operating accounts, net of acquisition activity:
Accounts receivable	21,544	17,986
Inventories	(8,527)	(20,767)
Prepaid expenses and other current assets	(434)	(2,784)
Accounts payable	(5,956)	(5,815)
All other operating activities	(353)	156
Net cash provided by (used in) operating activities	18,118	(937)
Cash flows from investing activities:
Purchases of property and equipment	(4,246)	(3,693)
Additions to license and patent costs	(231)	(203)
Cash paid for acquisitions, net of cash assumed	-	(77,984)
Other investing activities	-	(600)
Net cash used in investing activities	(4,477)	(82,480)
Cash flows from financing activities:
Tax benefits from share-based payment arrangements	-	447
Proceeds (repurchase) - restricted stock	(810)	360
Repayment of capital lease obligations	(262)	(176)
Net cash provided by (used in) financing activities	(1,072)	631
Effect of exchange rate changes on cash	1,562	(2,180)
Net increase (decrease) in cash and cash equivalents	14,131	(84,966)
Cash and cash equivalents at the beginning of the period	155,643	284,862
Cash and cash equivalents at the end of the period	$169,774	$199,896

3D Systems Corporation Schedule 1 Earnings (Loss) Per Share Quarter Ended March 31, 2016 and 2015

	Quarter Ended March 31,
(in thousands, except per share amounts)	2016	2015
Numerator for basic and diluted net earnings per share:
Net loss attributable to 3D Systems Corporation	$(17,788)	$(13,181)

Denominator for basic and diluted net loss per share:
Weighted average shares	112,197	111,731

Net loss per share, basic and diluted	$(0.16)	$(0.12)

Restricted stock units excluded from diluted loss per share calculation (a)	88	33

(a) Average outstanding diluted earnings (loss) per share calculation excludes restricted stock units since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation Schedule 2 Unaudited Reconciliations of GAAP to Non-GAAP Measures Quarter Ended March 31, 2016 and 2015

	Quarter Ended March 31,
(in thousands, except per share amounts)	2016	2015
GAAP net income (loss) attributable to 3D Systems Corporation	$(17,788)	$(13,181)
Cost of sales adjustments:
Amortization of intangibles	84	75
Operating expense adjustments:
Amortization of intangibles	8,735	14,441
Acquisition and severance expenses	939	3,240
Non-cash stock-based compensation expense	11,667	10,329
Tax effect (a)	1,519	(9,705)
Non-GAAP net income	$5,156	$5,199
Non-GAAP basic and diluted earnings per share	$0.05	$0.05

(a) tax effect on reconciling items is calculated quarterly, based on the actual tax rate for each quarter.

Investor Contact: Stacey Witten
Email: Investor.relations@3dsystems.com

Media Contact: Timothy Miller
Email: Press@3dsystems.com